SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     April 28, 2004

BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number:   0-27478

Delaware	36-3228107

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(773) 380-3000

Exhibit Index on Page 2

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report

Item 5.	Other Events

On April 28, 2004, Bally Total Fitness Holding Corporation (“Company”) announced, among other things, the resignation of John W. Dwyer as Executive Vice President, Chief Financial Officer and Director and the appointment of William G. Fanelli as Acting Chief Financial Officer. A copy of the press release relating to this announcement, and the separation agreement with Mr. Dwyer, are attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

Item 7.	Financial Statements and Exhibits

c. Exhibits

99.1 Press Release dated April 28, 2004

99.2 Separation agreement for John W. Dwyer dated April 28, 2004

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION

Registrant

Dated: April 29, 2004	/s/ Paul A. Toback

Paul A. Toback
Chairman, President and Chief Executive Officer
(principal executive officer)